Exhibit 10.1

AMENDMENT NUMBER FOUR TO THE AMERICAN PUBLIC EDUCATION, INC.

2017 OMNIBUS INCENTIVE PLAN

The American Public Education, Inc. 2017 Omnibus Incentive Plan (the “Plan”) is hereby amended (this “Amendment”) as set forth below by the Board of Directors of American Public Education, Inc. (the “Corporation”), subject to the approval of this Amendment by the stockholders of the Corporation:

1.    Section 4.1, part (i), of the Plan is amended and restated to increase the number of shares available for issuance by 1,200,000 as follows, with the remainder of Section 4.1 remaining unchanged:

“(i) 6,625,000 shares of Stock, plus”

2.    Section 4.3, part (b) of the Plan is amended and restated as follows, with the remainder of Section 4.3 remaining unchanged:

“Any shares of Stock reserved for issuance prior to May 23, 2025 that are subject to Awards other than Options and SARs, including shares of Stock acquired through dividend reinvestment pursuant to Article 10, will be counted against the Share Limit as 1.69 shares of Stock for every one (1) share of Stock subject to the Award; provided, for Performance Shares, the number of shares of Stock subject to such Award will be at least equal to the target number of shares issuable under the Performance Shares as of the Grant Date, but such number shall be adjusted to equal the actual number of shares issued upon settlement of the Performance Shares to the extent different from such number of shares. On and after May 23, 2025, any shares of Stock that are subject to Awards, other than Awards that settle in cash, will be counted against the Share Limit as one (1) share of Stock for every one (1) share of Stock subject to the Award; provided, the number of shares of Stock subject to an Award of SARs will be counted against the Share Limit as one (1) share of Stock for every one (1) share of Stock subject to such Award regardless of the number of shares of Stock actually issued to settle such SARs upon the exercise of the SARs.”

3.    The Plan shall otherwise be unchanged by this Amendment.

This Amendment is adopted subject to approval by the stockholders of the Corporation at the Corporation’s 2025 Annual Meeting of Stockholders. If the stockholders fail to approve this Amendment at the Annual Meeting, the Plan shall continue in existence in accordance with its terms.

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The foregoing Amendment to the Plan was duly adopted and approved by the Board of Directors of the Corporation on March 26, 2025, subject to the approval of the Amendment by the stockholders of the Corporation.

/s/ Thomas Beckett
Secretary

The foregoing Amendment to the Plan was duly adopted by the stockholders of the Corporation at a meeting held on May 23, 2025.

/s/ Thomas Beckett
Secretary